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                                                                    Exhibit 10.2

                             Clearwing Capital, LLC
                       c/o Chrysalis Management Group, LLC
                             The Belgravia Building
                         1811 Chestnut Street, 3rd Floor
                        Philadelphia, Pennsylvania 19103
                          Telecopier No. (215) 567-6129


January 26, 2005

Mr. John Anderson
Greenwich Capital Financial Products, Inc.
600 Steamboat Road
Greenwich, Connecticut 06830
Telecopier No.  (203) 618-2135

        Re:     Interest Only Strip issued by ABFS Mortgage Loan Trust 2002-4

Dear Mr. Anderson:

        Reference is made to (a) that certain Trust Agreement, dated as of October 14, 2003 (the "TRUST AGREEMENT"), by and among Wilmington Trust Company, as trustee for ABFS Warehouse Trust 2003-1, a Delaware statutory trust ("TRUST 2003-1"), and the Depositors party thereto, and (b) that certain Pledge and Security Agreement, dated as of October 14, 2003 (the "PLEDGE AGREEMENT"), between Trust 2003-1 and Clearwing Capital, LLC ("CLEARWING"), pursuant to which Trust 2003-1 pledged to Clearwing certain interest only strips, including the interest only strip, represented by that certain Class X Certificate, No. X-1, issued by ABFS Mortgage Loan Trust 2002-4. Any capitalized term used herein and not defined herein shall have the meaning ascribed to such term in the Pledge Agreement.

        We understand that on January 21, 2005, American Business Financial Services, Inc., a Delaware corporation, American Business Credit, Inc., a Pennsylvania corporation ("ABC"), American Business Mortgage Services, Inc., a New Jersey corporation, and HomeAmerican Credit, Inc., a Pennsylvania corporation (the "DEBTORS"), filed Chapter 11 bankruptcy cases in the United States Bankruptcy Court for the District of Delaware (the "BANKRUPTCY CASES").

        We also understand that (a) ABC has made an offer to purchase from Trust 2003-1 that certain interest only strip, issued by ABFS Mortgage Loan Trust 2002-4 (the "2002-4 IOS") represented by Class X Certificate, No. X-1, for the sum of $2,330,000 in cash, subject to Clearwing's lien on the 2002-4 IOS as subordinated hereby (the "IOS SALE"); (b) concurrently with the consummation of the IOS Sale, Greenwich Capital Financial Products, Inc. ("GREENWICH") desires to purchase the 2002-4 IOS from ABC, pursuant to that certain Master Repurchase Agreement (the "REPURCHASE AGREEMENT"), for $6,830,000 (such transaction, the

                                       1
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"INTERIM DIP FINANCING"), and (c) upon such purchase, the Class X Certificate,
No. X-1 (currently in the name of Trust 2003-1) will be cancelled and reissued in the form of Class X Certificate, No. X-1 (in the name of Greenwich).

        To enable Greenwich to consummate the Interim DIP Financing with ABC, Greenwich has requested that Clearwing subordinate its lien on the 2002-4 IOS to Greenwich's interest in the 2002-4 IOS solely in an amount not to exceed the amount of $6,830,000 plus interest, fees, costs, and expenses as specified in the Repurchase Agreement (the "PREFERRED INTEREST AMOUNT").

        Now therefore:

        1.      SUBORDINATION.

                (a) Subject to the terms and conditions set forth in SECTION 2 below, Clearwing hereby agrees that (i) the lien of Clearwing on the 2002-4 IOS shall in all respects be junior and subordinate to Greenwich's interest in the 2002-4 IOS solely to secure the obligations under the Interim DIP Financing up to the Preferred Interest Amount; and (ii) Clearwing shall not be entitled to receive any payment or distribution with respect to the 2002-4 IOS unless and until all obligations owed to Greenwich in respect of the Interim DIP Financing in an amount not to exceed the Preferred Interest Amount has been paid in full in cash.

                (b) Greenwich hereby (i) acknowledges and agrees that the 2002-4 IOS is and at all times relevant hereto (including from and after the purchase by Greenwich of the 2002-4 IOS from ABC pursuant to the Repurchase Agreement) shall be subject to the lien of Clearwing and acknowledges and agrees that Greenwich has no interest in the 2002-4 IOS other than the interest described in this letter agreement up to the Preferred Interest Amount, and (ii) agrees that immediately upon payment in full of the Preferred Interest Amount, Greenwich will and does hereby agree to transfer and assign the 2002-4 IOS, subject to the lien of Clearwing, back to ABC.

                (c) ABC hereby agrees that upon the transfer and assignment by Greenwich of the 2002-4 IOS to ABC, the 2002-4 IOS shall remain subject to the lien of Clearwing until such time as all of the obligations of Trust 2003-1 to Clearwing have been paid in full in cash.

                (d) Anything in this letter agreement to the contrary notwithstanding, upon the occurrence of (i) an event of default under the Repurchase Agreement and (ii) Greenwich's determination to take control of and sell the 2002-4 IOS to repay the Preferred Interest Amount, Greenwich shall (x) consult with Clearwing regarding such sale, and (y) if such sale is to an independent third person with no affiliation or relation to Greenwich or any of its officers or directors, such sale shall be free and clear of Clearwing's lien on the 2002-4 IOS; PROVIDED THAT the proceeds of any such sale to a third party shall be applied FIRST to the repayment of the Preferred Interest Amount, SECOND to the repayment of all amounts secured by Clearwing's lien and thereafter, any surplus shall be remitted to ABC.

        2. CONDITIONS PRECEDENT. The effectiveness of this letter agreement and the agreements provided herein are subject to the fulfillment, to the satisfaction of Clearwing, of the

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following conditions:

                (a) Clearwing shall have received this letter agreement duly executed by the parties hereto, and the same shall be in full force and effect;

                (b) All documents and legal matters in connection with the IOS Sale and the Interim DIP Financing shall have been delivered, executed, or recorded and shall be in form and substance satisfactory to Clearwing, all of the conditions set forth in the documents evidencing the IOS Sale and the Interim DIP Financing shall have been satisfied, and the IOS Sale and the Interim DIP Financing shall have been consummated in accordance with its terms on or before January 26, 2005;

                (c) Clearwing shall have received a copy of the signed and entered order from the United States Bankruptcy Court for the District of Delaware approving the IOS Sale, the Interim DIP Financing, and this letter agreement, which order shall (i) provide that upon the transfer of the 2002-4 IOS from Greenwich to ABC pursuant to SECTION 1(b) and (c) of this letter agreement, (x) the 2002-4 IOS shall be free and clear of all interests and claims (if any) other than Clearwing's lien, (y) the 2002-4 IOS shall remain subject to the lien of Clearwing until such time as all of the obligations of Trust 2003-1 to Clearwing have been paid in full in cash, and (z) Clearwing's lien shall be a valid, perfected and enforceable security interest in the 2002-4 IOS that shall constitute a first priority lien in the 2002-4 IOS without any further action by Clearwing or any other person, and (ii) otherwise be in form and substance satisfactory to Clearwing, in full force and effect, final and shall not have been vacated, stayed, reversed, modified, amended or appealed, in any respect;

                (d) all other approvals, licenses, or consents necessary to consummate the IOS Sale and the Interim DIP Financing shall have been obtained;

                (e) No Event of Default under and as defined in the Pledge Agreement shall have occurred and be continuing on the date hereof, nor shall result from the consummation of the transactions contemplated herein;

                (f) No injunction, writ, restraining order, or other order of any nature prohibiting, directly or indirectly, the consummation of the transactions contemplated herein shall have been issued and remain in force by any governmental authority; and

                (g) Trust 2003-1 shall have received from ABC the sum of $2,330,000 in cash, and, in consideration of the subordination provided herein, Clearwing shall have received from Trust 2003-1 the sum of $2,330,000 in cash, which amount shall be used to prepay the obligations owed by Trust 2003-1 to Clearwing, in the inverse order of maturity.

        3. WILMINGTON TRUST. It is expressly understood and agreed by the parties hereto that this letter agreement is executed and delivered by Wilmington Trust Company, not individually or personally, but solely in its capacity as Owner Trustee, in the exercise of the powers and authority conferred and vested in it, (b) each of the undertakings and agreements herein made on the part of Trust 2003-1, is made and intended not as personal representations, undertakings and agreements by Wilmington Trust Company, but is made and intended for the purpose of binding only Trust 2003-1, (c) nothing herein contained shall be construed as creating

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any liability on Wilmington Trust Company, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any person claiming by, through or under the parties hereto and (d) under no circumstances shall Wilmington Trust Company be personally liable for the payment of any indebtedness or expenses of Trust 2003-1 or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by Trust 2003-1 under this letter agreement or any other related documents.

        4.      MISCELLANEOUS.

                (a) This letter agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this letter agreement by facsimile or electronic mail shall be equally effective as delivery of a manually executed counterpart.

                (b) Section and paragraph headings herein are included for convenience of reference only and shall not constitute a part of this letter agreement for any other purpose.



                            [Signature page follows]

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                                    Sincerely,

                                    CLEARWING CAPITAL, LLC,
                                    a Delaware limited liability company

                                    By:    Chrysalis Capital Partners, LLC,
                                           a Delaware limited liability company
                                           Its Manager

                                           By: /s/ Gregory L. Segall
                                           -------------------------
                                           Name: Gregory L. Segall
                                           Title: Chairman & Managing Director

AGREED AND CONSENTED TO BY:

GREENWICH CAPITAL FINANCIAL PRODUCTS, INC.


By:  /s/  Dominic Bastich
   ------------------------
Name:  Dominic Bastich
Title: Senior Vice President


ABFS WAREHOUSE TRUST 2003-1

By:    Wilmington Trust Company, acting
       solely in its capacity as Owner Trustee and
       not in its individual capacity

By: /s/ Jeffrey J. Rossi
   ------------------------
Name:  Jeffrey J. Rossi
Title: Senior Financial Services Officer


AMERICAN BUSINESS CREDIT, INC.


By:  /s/ Stephen M. Giroux
    -------------------------
    Name:  Stephen M. Giroux
    Title:  Executive Vice President and General Counsel

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cc:   Blank Rome LLP
      One Logan Square
      Philadelphia, PA 19103-6998
      Telecopier No. (215) 569-5555
      Attention:  Lawrence F. Flick II, Esq.

      Paul, Hastings, Janofsky & Walker LLP
      515 South Flower Street, 25th Floor
      Los Angeles, CA 90071
      Telecopier No. (213) 627-0705
      Attention:  Hydee R. Feldstein, Esq.

      Kirkland & Ellis LLP
      200 East Randolph Drive
      Chicago, IL  60601-6636
      Telecopier No. (312) 861-2200
      Attention: Linda K. Myers P.C.